UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )

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ABEONA THERAPEUTICS INC.

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ABEONA THERAPEUTICS INC.
3333 Lee Parkway, Suite 600
Dallas, Texas 75219
214-665-9495

April 10, 2017

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Abeona Therapeutics Inc. (the “Company”) to be held on Monday, May 15, 2017 at 10:00 a.m., local time, at the New York offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, 45th Floor, New York, New York 10178, 212-309-6000.

The Notice of Annual Meeting and the proxy statement that follow describe the business to be considered and acted upon by stockholders of the Company at the Annual Meeting. Please carefully review the information contained in the proxy statement.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS VERY IMPORTANT THAT YOU MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AT THAT TIME BY REQUESTING THE RIGHT TO VOTE IN PERSON. YOU MAY ALSO REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED BY VOTING IN PERSON AT THE ANNUAL MEETING, BY SUBMITTING ANOTHER PROXY BEARING A LATER DATE OR BY GIVING NOTICE IN WRITING TO OUR SECRETARY NOT LATER THAN THE DAY PRIOR TO THE ANNUAL MEETING.

Sincerely,

Steven H. Rouhandeh
Executive Chairman

ABEONA THERAPEUTICS INC.
3333 Lee Parkway, Suite 600
Dallas, Texas 75219
214-665-9495

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on Monday, May 15, 2017

PLEASE TAKE NOTICE that the Annual Meeting of Stockholders (the “Meeting”) of Abeona Therapeutics Inc. (the “Company”) will be held at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, 45th Floor, New York, New York 10178, on Monday, May 15, 2017, at 10:00 a.m., local time, for the following purposes:

1.	To elect one Class 1 Director to hold office for a term of three years and until his successor is elected and qualified.
2.	To amend the Company’s 2015 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder.
3.	To ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.
4.	To transact such other business as may properly come before the Meeting or any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on Thursday, March 23, 2017, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the Meeting. A complete list of stockholders entitled to vote at the Meeting will be available for inspection by stockholders during normal business hours, during the ten days prior to the Meeting as well as at the Meeting.

Information relating to the proposals described above is set forth in the accompanying proxy statement. Please carefully review the proxy statement, which is accompanied by our annual report for the fiscal year ended December 31, 2016.

Stockholders are cordially invited to attend the Meeting in person. YOUR VOTE IS IMPORTANT. If you do not expect to attend the Meeting, or if you do plan to attend but wish to vote by proxy, please complete, date, sign and mail the enclosed proxy card in the return envelope provided addressed to Abeona Therapeutics Inc., c/o American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 10219. Proxies will also be accepted by transmission of a facsimile provided that such facsimile contains sufficient information from which it can be determined that the transmission was authorized by the stockholder delivering such proxy. American Stock Transfer & Trust Company’s fax number is 718-234-2287.

By Order of the Board of Directors,

Steven H. Rouhandeh
Executive Chairman

Dallas, Texas
April 10, 2017

i

ABEONA THERAPEUTICS INC.
3333 Lee Parkway, Suite 600
Dallas, Texas 75219
214-665-9495

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Monday, May 15, 2017

This proxy statement is furnished by Abeona Therapeutics Inc., a Delaware corporation (“we”, “Abeona” or the “Company”), to holders of its common stock, par value $.01 per share (“Common Stock”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at our Annual Meeting of Stockholders (the “Meeting”), and at any and all adjournments or postponements thereof. The Meeting will be held on Monday, May 15, 2016 at 10:00 a.m., local time, at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, 45th Floor, New York, New York 10178. This proxy statement and the accompanying form of proxy is first being sent to holders of Common Stock on or about April 12, 2017. Our mailing address and the location of our principal executive offices is 3333 Lee Parkway, Suite 600, Dallas, Texas 75219. Our telephone number is 214-665-9495. The purposes of the Meeting are set forth in the Notice of Annual Meeting of Stockholders which accompanies this proxy statement.

A stockholder signing and returning the enclosed proxy may revoke it at any time before it is exercised by voting in person at the Meeting, by submitting another proxy bearing a later date or by giving notice in writing to our Secretary not later than the day prior to the Meeting. All proxies returned prior to the Meeting will be voted in accordance with instructions contained therein or, if no choice is specified for one or more proposals the shares represented by such proxy will be voted “For” such proposals and in the discretion of the named proxies with respect to any other matters which may properly come before the Meeting.

A stockholder may designate a person or persons other than those persons designated on the form of proxy to act as the stockholder’s proxy by striking out the name(s) appearing on the proxy card, inserting the name(s) of another person(s) and delivering the signed card to that person(s). The person(s) designated by the stockholder must present the signed proxy card at the meeting in order for the shares to be voted.

Where the stockholder is not the record holder, such as where the shares are held through a broker, nominee, fiduciary or other custodian, the stockholder must provide voting instructions to the record holder of the shares in accordance with the record holder’s requirements in order to ensure that the shares are properly voted.

At the close of business on March 23, 2017, the record date for the Meeting (the “Record Date”), the number of our issued and outstanding shares of Common Stock entitled to vote was 40,255,082. Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to stockholders at the Meeting.

A complete list of Company stockholders entitled to vote at the Meeting will be available at our principal executive offices, during normal business hours, at least ten days prior to the Meeting as well as during the Meeting. Our by-laws require that a majority of the shares entitled to vote, present in person or by proxy, constitute a quorum for the conduct of business at the Meeting. Abstentions and broker non-votes are counted as present for purposes of determining whether a quorum is present. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. We believe that nominees do not have discretionary voting power with respect to the election of directors (Proposal 1) or amendments to the Company’s equity plan (Proposal 2). We believe that nominees do have discretionary voting power with respect to the ratification of the appointment of our independent registered public accounting firm (Proposal 3).

For Proposal 1, the director will be elected by a majority of shares of Common Stock voting present in person or represented by proxy at the Meeting and entitled to vote will be elected director. Abstentions will have no effect on the voting results of Proposal 1.

For Proposal 2, amendment of our equity incentive plan to increase the number of shares available for issuance under the plan from 8,000,000 to 10,000,000 shares of Common Stock will be approved upon the affirmative vote of a majority of shares of Common Stock voting present in person or by proxy at the Meeting and entitled to vote on the proposal. Abstentions will have the effect of a vote “Against” such proposal and broker non-votes will have no effect on the voting on such proposal.

For Proposal 3, ratification of our independent public accountant will be approved upon the affirmative vote of a majority of shares of Common Stock voting present in person or by proxy at the Meeting and entitled to vote on the proposal. Abstentions will have the effect of a vote “Against” such proposal and broker non-votes will have no effect on the voting on such proposal.

All expenses in connection with solicitation of proxies will be borne by us. We will also request brokers, dealers, banks and voting trustees, and their nominees, to make available this proxy statement, the accompanying form of proxy and our annual report for the fiscal year ended December 31, 2016 to beneficial owners and will reimburse them for their expenses in forwarding these materials. We expect to solicit proxies primarily by mail, but our directors, officers and employees may also solicit in person, by telephone, email or by fax.

The Board does not know of any matters that will be brought before the Meeting other than those matters specifically set forth in the Notice of Annual Meeting. However, if any other matter properly comes before the Meeting, it is intended that the persons named in the enclosed form of proxy, or their substitutes acting thereunder, will vote on such matter in accordance with the recommendations of the Board, or, if no such recommendations are made, in accordance with their best judgment.

This proxy statement should be read together with our annual report for the fiscal year ended December 31, 2016, including the financial statements and management’s discussion and analysis of financial condition and results of operations contained therein.

Corporate Governance Matters

Pursuant to the Delaware General Corporation Law and our by-laws, as amended, our business, property and affairs are managed by or under the direction of our Board. Members of the Board are kept informed of our business through discussions with our Executive Chairman and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The Board is currently set at seven directors and will be set at five directors, effective as of the Annual Meeting. Currently there is one vacancy on the Board. The Company is actively looking for a new independent director. The Board meets during our fiscal year to review significant developments affecting us and to act on matters requiring Board approval.

The Board has adopted a number of corporate governance documents, including charters for its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, corporate governance guidelines, a code of business conduct and ethics for employees, executive officers and directors (including its principal executive officer and principal accounting officer) and a whistleblower policy regarding the treatment of complaints on accounting, internal accounting controls and auditing matters. All of these documents are available on our website at www.abeonatherapeutics.com under the heading “Investor Relations,” and a copy of any such document may be obtained, without charge, upon written request to the Company, c/o Investor Relations, 3333 Lee Parkway, Suite 600, Dallas, Texas, 75219.

Stockholder Communications with the Board

The Board has established a process for stockholders to send communications to it. Stockholders may send written communications to the Board or individual directors to Abeona Therapeutics Inc., Board of Directors, c/o Executive Chairman, 3333 Lee Parkway, Suite 600, Dallas, Texas 75219. Stockholders also may send communications via email to sthompson@abeonatherapeutics.com with the notation “Attention: Executive Chairman” in the subject field. All communications will be reviewed by the Executive Chairman of the Company, who will determine whether such communications are relevant and for a proper purpose and appropriate for Board review and, if applicable, submit such communications to the Board on a periodic basis.

Director Independence

We are listed on NASDAQ Capital Market (“NASDAQ”) and follow NASDAQ rules and regulations governing director independence. The Board has determined that each of Mr. Alvino, Dr. Howell and Mr. Wider are independent under applicable NASDAQ rules.

On January 25, 2017, we received written notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) that due to the resignation of an independent director on January 9, 2017, the Company no longer complies with Nasdaq’s majority independent director requirement as set forth in Listing Rule 5605. We have a cure period until July 10, 2017 in order to regain compliance. Jeffrey B. Davis will not run for re-election as director at our Annual Meeting. His term will end at the Annual Meeting on May 15, 2017. We plan to submit the required Nasdaq information after the Annual Meeting before compliance deadlines and we expect to regain compliance with Nasdaq Listing Rule 5605.

Board Leadership Structure

The Board has no set policy with respect to the separation of the offices of Chairman and the Chief Executive Officer. Currently, Steven H. Rouhandeh serves as our Chairman of the Board and as Executive Chairman. There are currently no lead independent directors serving on the Board.

Our Board leadership structure is commonly utilized by other public companies in the United States, and we believe that it is effective for us. This leadership structure is appropriate for us given the size and scope of our business, the experience and active involvement of our independent directors, and our corporate governance practices, which include regular communication with and interaction between and among the Executive Chairman and the Chief Accounting Officer and the independent directors. Of the current members of our Board, three are independent from management. Effective as of the Annual Meeting the Board will be set at five members, three of whom are independent from management. At this time, we believe that having one person as Chairman and Executive Chairman and independent chairs for each of our Board committees provides the best form of leadership for us.

Board of Director’s Role in Risk Oversight

The Board is responsible for overseeing our management and operations, including overseeing our risk assessment and risk management functions. We believe that our directors provide effective oversight of risk management functions. On a regular basis we perform a risk review wherein the management team evaluates the risks we expect to face in the upcoming year and over a longer term horizon. From this risk assessment plans are developed to deal with the risks identified. The results of this risk assessment are provided to the Board for their consideration and review. In addition members of our management periodically present to the Board the strategies, issues and plans for the areas of our business for which they are responsible. While the Board oversees risk management, our management is responsible for day-to-day risk management processes. Additionally, the Board requires that management raise exceptional issues to the Board. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that the Board leadership structure supports this approach.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. A copy of our Code of Business Conduct and Ethics is available on our website at www.abeonatherapeutics.com and print copies are available to any stockholder that requests a copy. Any amendment to the Code of Business Conduct and Ethics or any waiver of the Code of Business Conduct and Ethics will be disclosed on our website at www.abeonatherapeutics.com promptly following the date of such amendment or waiver.

Officers and Directors

Our certificate of incorporation and by-laws presently provide that our Board shall consist of three to fifteen members. The Board is currently set at seven directors and will be set at five directors, effective as of the Annual Meeting. Our directors serve for a term of three years and until the respective election and qualification of their successors. Pursuant to our by-laws, our Chairman of the Board and our executive officers consisting of our president, treasurer and secretary are selected by the Board. Each of our executive officers is selected by the Board for a term of one year or until the executive officer’s successor is duly elected and qualified or until such executive officer’s resignation or removal. There is no family relationship among any of the directors or executive officers.

Our directors and executive officers are as follows:

Name	Age	Title
Steven H. Rouhandeh	60	Chairman of the Board and Executive Chairman*
Timothy J. Miller	45	President and Chief Executive Officer and Director
Jeffrey B. Davis	54	Chief Operating Officer and Director*+
Mark J. Alvino	49	Director
Stephen B. Howell, M.D.	72	Director
Todd Wider, M.D.	52	Director
Stephen B. Thompson	63	Vice President Finance Chief Accounting Officer, Treasurer, Secretary

*	Appointed to the board of directors by SCO Capital Partners LLC (“SCO”) pursuant to a Director Designation Agreement between SCO and Abeona.
+	Mr. Davis’ term will end at the Annual Meeting on May 15, 2017 and he is not running for re-election.

Committees of the Board of Directors

The Board established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of the committees of the Board acts pursuant to a separate written charter adopted by the Board.

The Audit Committee is currently comprised of Mark J. Alvino (Chairman) and Todd Wider, M.D. The Board has determined that Mr. Alvino is an “audit committee financial expert,” under applicable SEC rules and regulations. The Audit Committee’s responsibilities and duties are, among other things, to engage the independent auditors, review the audit fees, supervise matters relating to audit functions and review and set internal policies and procedure regarding audits, accounting and other financial controls. The Board has determined that Mr. Alvino and Dr. Wider are independent under applicable SEC and NASDAQ rules and regulations. The Audit Committee acts pursuant to a written charter which is available on our website at www.abeonatherapeutics.com under “Investors.”

The Compensation Committee is currently comprised of Stephen B. Howell, M.D. and Mark J. Alvino. Dr. Howell and Mr. Alvino are non-employee directors under applicable SEC rules, and are “outside” directors under Internal Revenue Code Section 162(m). Dr. Howell and Mr. Alvino are independent under applicable NASDAQ rules and regulations. The Compensation Committee acts pursuant to a written charter which is available on our website at www.abeonatherapeutics.com under “Investors.”

The Nominating and Corporate Governance Committee is currently comprised of Mark J. Alvino and Stephen B. Howell, M.D. All committee members are independent under applicable SEC and NASDAQ rules and regulations. The Nominating and Corporate Governance Committee is responsible for, among other things, considering potential Board members, making recommendations to the full Board as to nominees for election to the Board, assessing the effectiveness of the Board and implementing our corporate governance guidelines. The Nominating and Corporate Governance Committee acts pursuant to a written charter which is available on our website at www.abeonatherapeutics.com under “Investors.”

Meetings Attendance

During the 2016 fiscal year, the Board held seven (7) meetings. Each director attended 75 percent or more of the Board meetings and meetings of committees of which he was a member that were held during the period of his service as a director.

The Audit Committee held one formal meeting during the 2016 fiscal year and all members were present. The Chairman of the Audit Committee met with the Company auditors on a quarterly basis.

The Compensation Committee held four meetings during the 2016 fiscal year and all members were present.

The Nominating and Corporate Governance Committee did not hold any formal meetings during the 2016 fiscal year, but did meet informally on several occasions.

All of the directors then currently serving as directors attended the 2016 annual stockholder meeting. Although we currently do not require directors to attend annual stockholder meetings, we do encourage directors to do so and welcome their attendance. We generally schedule a Board meeting in conjunction with the Meeting and plan to continue to do so in the future. We expect that directors will attend annual stockholder meetings absent a valid reason.

Compensation of Directors

Each director who is not also an Abeona employee receives a quarterly fee of $10,000. Each director will have $2,000 deducted from his fee if the director misses more than one Board meeting, and $1,000 deducted per committee meeting not attended. In addition, we reimbursed each director, whether an employee or not, the expense of attending Board and committee meetings.

During 2016, each of our outside directors received $10,000 cash compensation for each quarter of 2016 he was a director. During 2016, Dr. Ahn served as Vice Chairman (from May 1, 2015 until his resignation on January 9, 2017). Dr. Ahn received a monthly director fee which totaled $294,000 for 2016. Also during 2016, Dr. Ahn, as Vice Chairman, received a cash bonus of $98,000 for his service as Vice Chairman and Dr. Wider received 100,000 restricted shares of Common Stock on November 7, 2016 after he was appointed as Chairman of the Medical Affairs Committee of the Board on October 19, 2016. The shares vest on January 1, 2018.

Director Compensation Table — 2016

The table below represents the compensation paid to our outside directors during the year ended December 31, 2016:

Name	Fees earned or Paid in Cash ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Total ($)
Mark J. Ahn, Ph.D.	$334,000	$98,000	$—	$799,000	1,231,000	(2)
Mark J. Alvino	40,000	—	—	266,000	306,000	(3)
Stephen B. Howell, MD	40,000	—	—	266,000	306,000	(4)
Todd Wider, MD	40,000		71,000	266,000	377,000	(5)

(1)	The value listed represents the fair value of the options granted under ASC 718 during 2016. Fair value is calculated as of the grant date using a Black-Scholes (“Black-Scholes”) option-pricing model. The determination of the fair value of share-based payment awards made on the date of grant is affected by our stock price as well as assumptions regarding a number of complex and subjective variables. Our assumptions in determining fair value are described in note 8 to our audited financial statements for the year ended December 31, 2016, included in our Annual Report on Form 10-K.
(2)	Represents the fair value of options granted in 2016 to purchase 150,000 shares of our Common Stock based on a grant date, February 11, 2016, and options to purchase 150,000 shares of our Common Stock based on a grant date, December 16, 2016. Dr. Ahn exercised the February 11, 2016 options in 2016. Dr. Ahn had options to purchase 264,820 shares of our Common Stock at December 31, 2016. Dr. Ahn resigned from the Board on January 9, 2017.
(3)	Represents the fair value of options granted in to purchase 50,000 shares of our Common Stock based on a grant date, February 11, 2016, and options to purchase 50,000 shares of our Common Stock based on a grant date, December 16, 2016. Mr. Alvino had options to purchase 187,120 shares of our Common Stock at December 31, 2016.
(4)	Represents the fair value of options granted in 2016 to purchase 50,000 shares of our Common Stock based on a grant date, February 11, 2016, and options to purchase 50,000 shares of our Common Stock based on a grant date, December 16, 2016. Dr. Howell had options to purchase 189,820 shares of our Common Stock at December 31, 2016.

(5)	Represents the fair value of options granted in 2016 to purchase 50,000 shares of our Common Stock based on a grant date, February 11, 2016, and options to purchase 50,000 shares of our Common Stock based on a grant date, December 16, 2016. Dr. Wider had options to purchase 200,000 shares of our Common Stock at December 31, 2016. Dr. Wider was granted 100,000 shares of our Common Stock on November 11, 2016. We recognized $71,000 for the vesting of his stock in 2016.
Certain Relationships and Related Transactions

On occasion we may engage in certain related party transactions. There were no related party transactions in 2016.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2016, information about shares of Common Stock outstanding and available for issuance under our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options warrants and rights (a)	Weighted-average exercise price of outstanding options warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
2015 Equity Incentive Plan	4,443,000	$4.85	1,858,323
2005 Equity Incentive Plan(1)	328,560	14.57	—
Equity compensation plans not approved by security holders	—	—	—
Total	4,771,560	$5.36	1,858,323

(1)	No further grants may be made under the 2005 Equity Incentive Plan.

Security Ownership of Certain Beneficial Owners and Management

Based solely upon information made available to us, the following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of April 10, 2017 by (i) each person who is known by us to beneficially own more than five percent of any class of our capital stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all our executive officers and directors as a group. Beneficial ownership as reported in the following table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The address of each holder listed below, except as otherwise indicated, is c/o Abeona Therapeutics Inc., 3333 Lee Parkway, Suite 600, Dallas, Texas 75219.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership Common Stock(1)	Percent of Common Stock(2)
Steven H. Rouhandeh(3)	642,500	1.6%
Timothy J. Miller, Ph.D.(4)	615,685	1.5%
Jeffrey B. Davis(5)	487,022	1.2%
Mark J. Alvino(6)	262,120	*
Stephen B. Howell, M.D.(7)	265,315	*
Todd Wider, M.D.(8)	375,000	*
Stephen B. Thompson(9)	196,934	*
SCO Capital Partners LLC, SCO Capital Partner LP, and Beach Capital LLC(10)	14,094,660	34.5%
All Directors and Executive Officers as a group (consisting of 7 persons)(11)	2,844,576	6.8%

*	Less than 1%
(1)	Includes our outstanding shares of Common Stock held plus all shares of Common Stock issuable upon exercise of options, warrants and other rights exercisable within 60 days of April 10, 2017.
(2)	Based upon 40,255,082 shares of Common Stock issued and outstanding as of April 10, 2017.
(3)	Mr. Rouhandeh, our Chairman and Executive Chairman, is known to beneficially own an aggregate of 375,000 shares of our Common Stock, presently exercisable options for the purchase of 187,500 shares of our Common Stock pursuant to the 2015 Equity Incentive Plan and 80,000 shares of our Common Stock pursuant to the 2005 Equity Incentive Plan. He is also Chairman of SCO Financial Group LLC. His address is c/o SCO Capital Partners LLC, 1325 Avenue of the Americas, 27th Floor, New York, NY 10019. SCO Financial Group LLC and affiliates (SCO Capital Partner LP and Beach Capital LLC) are known to beneficially own an aggregate of 13,444,659 shares of our Common Stock and warrants to purchase an aggregate of 650,001 shares of our Common Stock. Mr. Rouhandeh disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein.
(4)	Dr. Miller, our President and CEO and director, is known to beneficially own an aggregate of 368,810 shares of our Common Stock and presently exercisable options for the purchase of 246,875 shares of our Common Stock pursuant to the 2015 Equity Incentive Plan.
(5)	Mr. Davis, our Chief Operating Officer and director (Mr. Davis is not running for reelection, his term will end at the Annual Meeting on May 15, 2017), beneficially owns an aggregate of 300,147 shares of our Common Stock, presently exercisable options for the purchase of 146,875 shares of our Common Stock pursuant to the 2015 Equity Incentive Plan and 40,000 shares of our Common Stock pursuant to the 2005 Equity Incentive Plan. Lake End Capital LLC’s address is 36 Lake End Road, Newfoundland, NJ 07435. Lake End Capital LLC is known to beneficially own an aggregate of 963,511 shares of our Common Stock and warrants to purchase an aggregate of 62,500 shares of our Common Stock. Mr. Davis disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein.

(6)	Mr. Alvino, our director, is known to beneficially own an aggregate of 175,000 shares of our Common Stock, presently exercisable options for the purchase of 75,000 shares of our Common Stock pursuant to the 2015 Equity Incentive Plan and 12,120 shares of our Common Stock pursuant to the 2005 Equity Incentive Plan.
(7)	Dr. Howell, our director, is known to beneficially own an aggregate of 175,495 shares of our Common Stock, presently exercisable options for the purchase of 75,000 shares of our Common Stock pursuant to the 2015 Equity Incentive Plan and 14,820 shares of our Common Stock pursuant to the 2005 Equity Incentive Plan.
(8)	Dr. Wider, our director, is known to beneficially own an aggregate of 175,000 shares of our Common Stock and presently exercisable options for the purchase of 200,000 shares of our Common Stock pursuant to the 2015 Equity Incentive Plan.
(9)	Mr. Thompson, our Vice President Finance and Chief Accounting Officer, is known to beneficially own an aggregate of 83,496 shares of our Common Stock, presently exercisable options for the purchase of 98,438 shares of our Common Stock pursuant to the 2015 Equity Incentive Plan and 15,000 shares of our Common Stock pursuant to the 2005 Equity Incentive Plan.
(10)	SCO Capital Partners LLC, SCO Capital Partner LP, Beach Capital LLC and SCO Financial Group’s address is 1325 Avenue of the Americas, 27th Floor, New York, NY 10019. SCO Financial Group LLC and affiliates (SCO Capital Partners LP and Beach Capital LLC) are known to beneficially own an aggregate of 13,444,659 shares of our Common Stock and warrants to purchase an aggregate of 650,001 shares of our Common Stock. Mr. Rouhandeh, director of Abeona, and Mr. Rouhandeh is an executive of SCO Capital Partners LLC and disclaims his beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(11)	Does not include shares held by SCO Financial Group LLC and affiliates.

Executive Compensation

The following table sets forth the aggregate compensation paid to our principal executive officer and our next two most highly compensated executive officers whose individual, aggregate total compensation exceeded $100,000 for services rendered in all capacities for the fiscal years ended December 31, 2016 and 2015.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)		Stock Awards ($)(3)	Option Awards ($)(4)	Total ($)
Steven H. Rouhandeh(5) Executive Chairman	2016	$370,000	$108,000	(a)	$—	$1,066,000	$1,656,000
			112,000	(b)
	2015	360,000	—		2,753,000	398,000	3,511,000
Timothy J. Miller, PhD(6) President and Chief Executive Officer	2016	$359,000	$66,000	(a)	$—	$799,000	$1,306,000
			82,000	(b)
	2015	214,000	—		—	351,000	565,000
Jeffrey B. Davis(7) Chief Operating Officer	2016	$334,000	$165,000	(a)	$—	$799,000	$1,399,000
			101,000	(b)
	2015	325,000	—		2,202,000	495,000	3,022,000

(a)	Bonus paid in 2016 for past performance.
(b)	Bonus accrued in 2016 for performance in 2016 and paid in January 2017.
(1)	Includes amounts deferred under our 401(k) Plan, if applicable.
(2)	Represents bonuses recognized in 2016 and 2015.
(3)	Represents expense recognized in 2016 and 2015 for the fair value of Common Stock granted. The fair value used is the stock price on the date the Common Stock is granted.
(4)	The value listed in the above table represents the fair value of the options granted in prior years that was recognized in 2016 and 2015 under ASC 718. Fair value is calculated as of the grant date using a Black-Scholes option-pricing model. The determination of the fair value of share-based payment awards made on the date of grant is affected by our stock price as well as assumptions regarding a number of complex and subjective variables. Our assumptions in determining fair value are described in note 8 to our audited financial statements for the year ended December 31, 2016, included in our annual report on Form 10-K.
(5)	Mr. Rouhandeh, our Chairman of the Board, became Executive Chairman on January 1, 2015, the principal executive officer of the Company.
(6)	Dr. Miller became our President and Chief Executive Officer on May 15, 2015.
(7)	Mr. Davis became our Chief Operating Officer on January 19, 2015.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the aggregate number of option awards held by our named executive officers at December 31, 2016.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Steven H. Rouhandeh(2)	—	200,000	$4.45	12/13/26	375,000	$1,819,000
	—	200,000	2.31	02/11/26
	125,000	—	7.34	05/11/25
	80,000	—	18.50	03/07/24
Timothy J, Miller, PhD(3)	—	150,000	$4.45	12/13/26	—	—
	—	150,000	2.31	02/11/26
	158,333	241,667	7.34	05/15/25
Jeffrey B. Davis(4)	—	150,000	$4.45	12/13/26	—	$—
	—	150,000	2.31	02/11/26
	100,000	—	7.34	05/11/25
	40,000	—	18.50	03/07/24

(1)	On December 31, 2016, the closing price of our Common Stock as quoted on NASDAQ was $4.85 per share.
(2)	Mr. Rouhandeh’s options to purchase 200,000 shares of Common Stock at $4.45 per share will be fully vested in December 2020 and his options to purchase 200,000 shares of Common Stock at $2.31 per share will be fully vested in February 2020. Mr. Rouhandeh’s 375,000 shares will vest in May 2019.
(3)	Dr. Miller’s options to purchase 150,000 shares of Common Stock at $4.45 per share will be fully vested in December 2020; his options to purchase 150,000 shares of Common Stock at $2.31 per share will be fully vested in February 2020; and his options to purchase 400,000 shares of Common Stock at $7.34 per share will be fully vested in May 2019.
(4)	Mr. Davis’ options to purchase 150,000 shares of Common Stock at $4.45 per share will be fully vested in December 2020 and his options to purchase 150,000 shares of Common Stock at $2.31 per share will be fully vested in February 2020. Mr. Davis is currently Chief Operating Officer of the Company.

Compensation Pursuant to Agreements and Plans

Employment Agreements

Executive Chairman

Steven H. Rouhandeh, our Chairman of the Board, was named by the Board as Executive Chairman effective January 1, 2015. Mr. Rouhandeh currently does not have an employment agreement with the Company but is entitled to be paid an annual base salary of $386,000 in 2017 and receive similar employee benefits as our other executive officers. He was paid a base salary of $370,000 in 2016. Mr. Rouhandeh is entitled to similar employee benefits as our other executive officers.

On December 13, 2016, Mr. Rouhandeh was granted stock options to purchase 200,000 shares of our Common Stock at $4.45 per share which will vest in December 2020 and on February 11, 2016, he was granted stock options to purchase 200,000 shares of our Common Stock at $2.31 per share which will vest in February 2020.

On May 11, 2015, Mr. Rouhandeh was granted stock options to purchase 125,000 shares of our Common Stock at $7.34 per share which vested in May 2016. Also on May 11, 2015, Mr. Rouhandeh was granted 375,000 shares of our Common Stock at $7.34 per share which will vest in May 2019. Mr. Rouhandeh was previously awarded stock options to purchase 80,000 shares of our Common Stock at $18.50 per share which are vested.

President and Chief Executive Officer

We are a party to an employment agreement with Timothy J. Miller, PhD, who was named by the Board as our President and Chief Executive Officer and Director, effective as of May 15, 2015. Dr. Miller’s employment agreement, dated May 15, 2015 is renewed automatically every year. Pursuant to the terms of his employment agreement, Dr. Miller is entitled to receive an annual base salary of $375,000 in 2017. He was paid a base salary of $359,000 in 2016. Dr. Miller is entitled to similar employee benefits as our other executive officers.

On December 13, 2016, Dr. Miller was granted stock options to purchase 150,000 shares of our Common Stock at $4.45 per share which will vest in December 2020 and on February 11, 2016, he was granted stock options to purchase 150,000 shares of our Common Stock at $2.31 per share which will vest in February 2020.

On May 15, 2015, Dr. Miller was granted stock options to purchase 400,000 shares of our Common Stock at $7.34 per share which will vest in April 2019.

Chief Operating Officer

Jeffrey B. Davis, was named by the Board as Chief Operating Officer effective January 19, 2015. Mr. Davis currently does not have an employment agreement with the Company but is entitled to be paid an annual base salary of $348,000 in 2017. He was paid a base salary of $334,000 in 2016. Mr. Davis is entitled to similar employee benefits as our other executive officers.

On December 13, 2016, Mr. Davis was granted stock options to purchase 150,000 shares of our Common Stock at $4.45 per share which will vest in December 2020 and on February 11, 2016, he was granted stock options to purchase 150,000 shares of our Common Stock at $2.31 per share which will vest in February 2020.

On May 11, 2015, Mr. Davis was granted stock options to purchase 100,000 shares of our Common Stock at $7.34 per share which vested in May 2016. Also on May 11, 2015, Mr. Davis was granted 300,000 shares of our Common Stock at $7.34 per share which vested in May 2016. Mr. Davis was previously awarded stock options to purchase 40,000 shares of our Common Stock at $18.50 per share which are vested.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) (“Section 16(a)”) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our Common Stock to file with the SEC initial reports of ownership of securities and reports of changes in ownership of such securities. Directors, officers and 10% holders are required by SEC rules to furnish us with copies of all of the Section 16(a) reports they file.

Based solely on a review of reports furnished to us during the 2016 fiscal year or written representations from our directors and executive officers, and except as previously disclosed, one of our directors, Dr. Wider failed to file on a timely basis reports required by Section 16(a) during the 2016 fiscal year. Dr. Wider filed a late Form 4.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the Board or Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee. None of the current members of our Compensation Committee has ever been an employee of Abeona or any subsidiary of Abeona.

COMPENSATION COMMITTEE DISCUSSION ON EXECUTIVE COMPENSATION

The Compensation Committee operates under a written charter adopted by the Board and is responsible for making all compensation decisions for the Company’s directors and named executives including determining base salary and annual incentive compensation amounts and recommending stock option grants and other stock-based compensation under our equity incentive plans. The Compensation Committee charter can be found on our website at www.abeonatherapeutics.com under “Investor Relations”.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation and by-laws presently provide that our Board shall consist of between three to fifteen members, shall be divided into three classes as nearly equal in number as possible, and that each Director shall serve for a term of three years and until his successor is elected and qualified or until his earlier resignation, death or removal. By resolution, the Board has set the number of its directors at five, effective as of the Annual Meeting. The term of office of one class of Directors expires each year in rotation so that one class is elected at each annual meeting of stockholders for a three-year term. The Board presently consists of six members with one vacancy.

Dr. Wider and Mr. Davis are Class 1 Directors with their terms set to expire at the Meeting.

Mr. Rouhandeh and Dr. Howell are Class 2 Directors with their terms set to expire at the annual meeting of stockholders in 2018.

Mr. Alvino and Dr. Miller are Class 3 Directors with their terms set to expire at the annual meeting of stockholders in 2019.

There is no family relationship among any of the directors or officers.

Nominee for Term Expiring at the Meeting (Class 1 Director)

Dr. Wider is a Class 1 Director. Dr. Wider has served as a director since May 2015. The term of Dr. Wider expires at the Meeting. If elected at the Meeting, he will serve for a term of three years expiring on the date of the annual meeting of stockholders in 2020. The director nominee listed below exemplifies how our Board values professional experience in business and our pharmaceutical industry as well as strong moral character. It is this strong and unique background and sets of skills that our Board of Directors believes provide it, as a whole, with a strong foundation of technical expertise. The terms of the four remaining Directors will continue as indicated above. Mr. Davis is not running for reelection, his term will end at the Annual Meeting on May 15, 2017.

Business and Experience of Nominees for Director

Todd Wider, M.D., 52, became a director in May 2015. Dr. Wider is a surgeon and has served as consultant to numerous entities in the biotechnology space. Dr. Wider holds an M.D. from Columbia College of Physicians and a B.A. from Princeton University. Dr. Wider’s qualifications to serve our Board include his biotechnology expertise as well as his experience as a surgeon.

Nomination and Election of Directors

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others. After conducting an initial evaluation of a candidate, the committee will interview that candidate if it believes the candidate might be suitable to serve as a director. The committee may also ask the candidate to meet with Company management. If the committee believes a candidate would be a valuable addition to the Board and there is either a vacancy on the Board or the committee believes it is in the best interests of the Company and our stockholders to increase the number of Board members to elect that candidate, it will recommend to the full Board that candidate’s election. Messrs. Davis and Rouhandeh were each initially appointed to the Board as a result of contractual obligations of the Company.

Before nominating a sitting director for reelection at an annual stockholder meeting, the committee will consider the director’s performance on the Board and whether the director’s reelection would be in the best interests of the Company’s stockholders and consistent with the Company’s corporate governance guidelines and the Company’s continued compliance with applicable law, rules and regulations.

The Board believes that it should be comprised of directors with diverse and complementary backgrounds, and that directors should have expertise that, at a minimum, may be useful to the Company and may contribute to the success of the Company’s business. Directors also should possess the highest personal and professional ethics and should be willing and able to devote an amount of time sufficient to effectively carry out their duties and contribute to the success of the Company’s business. When considering candidates for director, the committee takes into account a number of factors, including the following:

•	Independence from management;
•	Age, gender and ethnic background;
•	Relevant business experience;
•	Judgment, skill and integrity;
•	Existing commitments to other businesses;
•	Potential conflicts of interest;
•	Corporate governance background;
•	Financial and accounting background;
•	Executive compensation background; and
•	Size and composition of the existing Board.

The Nominating and Corporate Governance Committee will consider additional candidates for director suggested by stockholders by considering the foregoing criteria and the additional information referred to below. Stockholders wishing to suggest a candidate for director should write to the Company, c/o Investor Relations, 3333 Lee Parkway, Suite 600, Dallas, Texas 75219. When submitting candidates for nomination to be elected at the Company’s annual meeting of stockholders, stockholders must follow the notice procedures, which are described under the heading “Stockholder Proposals and for 2018 Annual Meeting” and include the following:

•	The name and address of the stockholder and a statement that he, she or it is a stockholder of the Company and is proposing a candidate for consideration by the committee;
•	The number of shares of Company capital stock owned by the stockholder as of the record date for the applicable annual stockholder meeting (if such date has been announced) and as of the date of the notice, and length of time such stockholder has held such shares;
•	The name, age and address of the candidate;
•	A description of the candidate’s business and educational experience;
•	The class and number of shares of Company capital stock, if any, owned by the candidate, and length of time such candidate has held such shares;
•	Information regarding each of the foregoing criteria the Board generally considers, other than the factor regarding Board size and composition, sufficient to enable the committee to evaluate the candidate;
•	A description of any relationship between the candidate and any customer, supplier or competitor of the Company or any actual or potential conflict of interest;
•	A description of any relationship or understanding between the stockholder and the candidate;
•	A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected;

•	A statement as to whether the director is independent under applicable SEC and NASDAQ rules; and
•	Such other information regarding each nominee that would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC.

The nominee has consented to serve as our Director and the Board has no reason to believe that the nominee will be unavailable for such service.

The Board recommends a vote “FOR” the proposed nominee to the Board and the enclosed proxy will be so voted unless a contrary vote is indicated. The Director shall be elected by a majority of the total votes cast by the holders of Common Stock present in person or by proxy and entitled to vote at the Meeting.

UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING PROXY WILL BE VOTED FOR THE NOMINEE NAMED ABOVE. HOWEVER, THE PERSONS DESIGNATED AS PROXIES RESERVE THE RIGHT TO CAST VOTES FOR ANOTHER PERSON DESIGNATED BY THE BOARD IN THE EVENT ANY NOMINEE IS UNABLE OR UNWILLING TO SERVE.

Information With Respect to Other Directors

Directors Whose Terms Expire at the Annual Meeting in 2018 (Class 2 Director)

Mr. Steven H. Rouhandeh, 60, became our Executive Chairman, Principal Executive Officer, on January 1, 2015. Mr. Rouhandeh has been a director and Chairman of the Board since March 4, 2008. He has been Chief Investment Officer of SCO Capital Partners, a group of New York based life sciences funds since 1997. Mr. Rouhandeh possesses a diverse background in financial services that includes experience in asset management, corporate finance, investment banking and law. He has been active throughout recent years as an executive in venture capital and as a founder of several companies in the biotech field. His experience also includes positions as Managing Director of a private equity group at Metzler Bank, a private European investment firm and Vice President, Investment Banking at Deutsche Bank. Mr. Rouhandeh was also a corporate attorney at New York City-based Cravath, Swaine & Moore. Mr. Rouhandeh holds a J.D. from Harvard Law School, Harvard University and a B.A. Political Science, from Southern Illinois University. Mr. Rouhandeh’s qualifications to serve our Board include his institutional knowledge of our Company and his extensive domestic and international financial experience in the healthcare industry.

Stephen B. Howell, M.D., 72, has served as our director since 1996. Dr. Howell is a member of the Compensation Committee and Nominating and Corporate Governance Committee of the Board. Dr. Howell has been Professor of Medicine at the University of California, San Diego since 1977, and director of the Cancer Pharmacology Program of the UCSD Cancer Center since 2006. Dr. Howell is a recipient of the Milken Foundation prize for his contributions to the field of cancer chemotherapy. He has served on the National Research Council of the American Cancer Society and is on the editorial boards of multiple medical journals. Dr. Howell founded DepoTech, Inc. and served as a member of its board of directors from 1989 to 1999. Dr. Howell served on the board of directors of Matrix Pharmaceuticals from 2000 to 2002. Dr. Howell received his A.B. at the University of Chicago and his M.D. from Harvard Medical School. Dr. Howell’s qualifications to serve our Board include his technical expertise and strong commitment to promoting and advancing innovation in the healthcare industry as well as his qualifications include experience as a medical doctor in oncology, his experience as director of several biotech companies and his executive skills and experience as a founder of a biotech company.

Directors Whose Terms Expire at the Annual Meeting in 2019 (Class 3 Directors)

Timothy J. Miller, Ph.D., 45, became our President and Chief Executive Officer and Director on May 15, 2015. Dr. Miller was President & CEO of Abeona Therapeutics LLC from 2013 to 2015. He has 17 years of scientific research, product development, regulatory and clinical operations expertise, with a focus on transitioning novel biotherapeutics through pre-clinical phases and into Phase 1 and 2 human clinical trials. Dr. Miller was President & CEO of Red5 Pharmaceuticals from 2013 until 2015 and was Vice President, Business Development of BioEnterprise Inc. in 2015. He was Senior Director of Product Development at SironRX Therapeutics from 2010 to 2013. Between 1996 and 2010 Dr. Miller held various positions at several companies focusing on gene therapy and regenerative medicine. Dr. Miller earned his PhD in Pharmacology with a focus on Gene therapy/Cystic Fibrosis from Case Western University. He also holds a B.S. in Biology and M.S. in Molecular Biology from John Carroll University (Cleveland, OH). Dr. Miller’s qualifications to serve our Board include his leadership skills and his experience in the areas of scientific research, product development, regulatory and clinical operations in the biopharmaceutical field.

Mr. Mark J. Alvino, 49, became a director in March 2006 initially as a designee of SCO Capital Partners LLC and is chairman of the Audit Committee. He is no longer a designee of SCO Capital Partners LLC. Mr. Alvino is also a member of the Compensation Committee and Nominating and Corporate Governance Committees. Mr. Alvino is currently with Hudson Square Capital LLC since October 2014. From 2013 to October 2014 Mr. Alvino was leading the LifeSciences efforts of Bradley Woods, & Co. Ltd. Mr. Alvino was Managing Director for Griffin Securities from 2007 to 2013. Mr. Alvino was Managing Director for SCO Financial Group LLC from 2002 to 2007. Mr. Alvino was a member of the board of directors of MacroChem Corporation from 2007 until February 2009. He previously worked at Feinstein Kean Healthcare, an Ogilvy Public Relations Worldwide Company. There he was Senior Vice President, responsible for managing both investor and corporate communications programs for many private and public companies and acted as senior counsel throughout the agency’s network of offices. Prior to working at FKH, Mr. Alvino served as Vice President of Investor Relations and managed the New York Office of Allen & Caron, Inc., an investor relations agency. His base of clients included medical devices, biotechnology, and e-healthcare companies. Mr. Alvino also spent several years working with Wall Street brokerages including Ladenburg, Thallman & Co. and Martin Simpson & Co. Mr. Alvino’s qualifications to serve our Board include his leadership skills and his experience in the areas of financial management and business strategy in the biopharmaceutical field.

Executive Officers

Mr. Jeffrey B. Davis, 54, became a director in March 2006. Mr. Davis’ term as director will end at the Annual Meeting on May 15, 2017 and he is not running for re-election. Since January 19, 2015, Mr. Davis is our Chief Operating Officer. Mr. Davis was our Chief Executive Officer from December 26, 2007 until September 19, 2014. Mr. Davis became Acting Chief Financial Officer, Treasurer and Secretary on November 1, 2013 through September 19, 2014. Previously, Mr. Davis served in a variety of senior investment banking and management positions, and in senior management at a publicly traded healthcare technology company. Prior to that, Mr. Davis was an investment banker with various Deutsche Bank banking organizations, both in the U.S. and Europe. Mr. Davis also served in senior marketing and product management positions at AT&T Bell Laboratories, where he was also a member of the technical staff, and at Philips Medical Systems North America. Mr. Davis holds a B.S. in biomedical engineering from Boston University and an M.B.A. degree from the Wharton School, University of Pennsylvania. Mr. Davis’ qualifications to serve on our Board include his past experience as our CEO leading the day to day operations of our Company and his prior experience serving our Board since 2006, as well as his extensive domestic and international financial experience in the healthcare industry.

Mr. Stephen B. Thompson, 63, the Company’s Vice President Finance, became the Chief Accounting Officer, Secretary and Treasurer on January 1, 2015. Mr. Thompson consulted with the Company from December 1, 2013 through December 31, 2014. Prior to December 1, 2013 Mr. Thompson was our Vice President from 2000 and our Chief Financial Officer from 1996. From 1990 to 1996, he was Controller and Administration Manager of Access Pharmaceuticals, Inc., a private Texas corporation. Previously, from 1989 to 1990, Mr. Thompson was Controller of Robert E. Woolley, Inc., a hotel real estate company where he was responsible for accounting, finances and investor relations. From 1985 to 1989, he was Controller of OKC Limited Partnership, an oil and gas company, where he was responsible for accounting, finances and SEC reporting. Between 1975 and 1985 he held various accounting and finance positions with Santa Fe International Corporation.

PROPOSAL 2

PROPOSED AMENDMENT OF THE COMPANY’S 2015 EQUITY INCENTIVE PLAN

The Board has authorized, subject to stockholder approval, an increase in the number of shares available under the Company’s 2015 Equity Incentive Plan (the “2015 Plan”) from 8,000,000 to 10,000,000 shares of Common Stock, such increased number representing approximately 24.8% of the current number of issued and outstanding shares of Common Stock.

Purpose.  Incentive compensation programs play a critical role in the Company’s efforts to attract and retain key personnel essential to the Company’s long-term growth and financial success. For that reason, the Company has structured the 2015 Plan to provide flexibility in designing equity incentive programs with a broad array of equity incentives, such as stock options, stock appreciation rights, stock awards and restricted stock units and implement competitive incentive compensation programs for its key employees and non-employee Board members. The 2015 Plan will be the only plan under which new equity awards may be granted to our employees and other service providers. If this proposal is not approved, then we would be at a disadvantage against our competitors for recruiting, retaining and motivating individuals critical to our success and could be forced to increase cash compensation, thereby reducing resources available to meet our business needs.

Administration.  The Compensation Committee has the authority to administer the 2015 Plan with respect to awards made to our executive officers and non-employee Board members and has the authority to make awards under the 2015 Plan to all other eligible individuals. However, our Board may at any time appoint a secondary committee of one (1) or more Board members to have separate but concurrent authority with the Compensation Committee to make awards under the 2015 Plan to individuals other than executive officers and non-employee Board members.

The term “plan administrator,” as used in this summary, will mean our Compensation Committee, the Board and any secondary committee, to the extent each such entity is acting within the scope of its administrative authority under the 2015 Plan.

Eligibility.  Officers and employees, non-employee members of our Board of directors (or the board of our parent or subsidiary), as well as independent consultants and advisors, in our employ or service or in the employ or service of our parent or subsidiary companies (whether now existing or subsequently established) are eligible to participate in the 2015 Plan. As of April 10, 2017, approximately twenty-seven persons (including 4 executive officers), and 3 non-employee Board members and 4 consultants were eligible to participate in the 2015 Plan.

Shares Subject to the Plan.  The shares issued or to be issued under the Plan are shares of Common Stock, which may be newly issued shares or shares held in the treasury or acquired in the open market. Currently, no more than 8,000,000 shares may be issued under the Plan. The foregoing limit is subject to adjustment for stock dividends, stock splits or other changes in the Company’s capitalization.

Stock Options.  The Compensation Committee in its discretion may issue stock options which qualify as incentive stock options under the Internal Revenue Code or non-qualified stock options. The Compensation Committee will determine the time or times when each stock option becomes exercisable, the period within which it remains exercisable and the price per share at which it is exercisable, provided that no incentive stock option shall be exercised more than 10 years after it is granted and no other options shall be exercised more than 10 years and one day after it is granted, and further provided that the exercise price of any incentive stock option shall not be less than the fair market value of the Common Stock on the date of grant. The closing price of the Common Stock on NASDAQ on April 7, 2017 was $5.05 per share.

Payment for shares purchased upon exercise of an option must be made in full in cash or check, by payment through a broker in accordance with Regulation T of the Federal Reserve Board or by such other mode of payment as the Committee may approve, including payment in whole or in part in shares of the Common Stock, when the option is exercised. No option is transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by the Code or in Title I of the Employee Retirement Income Security Act of 1974, as amended.

Tax Considerations.  The following is a brief and general discussion of the federal income tax rules applicable to awards under the Plan.

Option Grants.  Options granted under the 2015 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

Incentive Options.  No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.

If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

Non-Statutory Options.  No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights.  No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of Common Stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Stock Awards.  The recipient of unvested shares of Common Stock issued under the 2015 Plan will not recognize any taxable income at the time those shares are issued but will have to report as ordinary income, as and when those shares subsequently vest, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. The recipient may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year the unvested shares are issued an amount equal to the excess of (i) the fair market value of those shares on the issue date over (ii) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the shares subsequently vest. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient with respect to the unvested shares. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the recipient.

Restricted Stock Units.  No taxable income is recognized upon receipt of restricted stock units. The holder will recognize ordinary income in the year in which the shares subject to the units are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Dividend Equivalent Rights.  No taxable income is recognized upon receipt of a dividend equivalent right award. The holder will recognize ordinary income in the year in which a dividend or distribution, whether in cash, securities or other property, is paid to the holder. The amount of that income will be equal to the fair market value of the cash, securities or other property received, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the dividend equivalent right award at the time the dividend or distribution is paid to such holder. That deduction will be allowed for the taxable year in which such ordinary income is recognized.

Deductibility of Executive Compensation.  We anticipate that any compensation deemed paid by us in connection with the exercise of non-statutory options or stock appreciation rights will qualify as performance-based compensation for purposes of Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, the compensation deemed paid with respect to options and stock appreciation rights granted under the 2015 Plan will remain deductible by us without limitation under Code Section 162(m). However, any compensation deemed paid by us in connection with shares issued under stock awards or restricted stock units will be subject to the $1 million limitation, unless the issuance of the shares is tied to one or more of the performance milestones described above.

In all cases, recipients of awards should consult their tax advisors regarding the tax treatment of any awards received by them.

Required Vote

Provided a quorum is present, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting on this Proposal 2 is required for the amendment of the 2015 Plan to increase the number of shares available for issuance under the 2015 Plan from 8,000,000 to 10,000,000 shares of Common Stock. Should such approval not be obtained, then the amendment to the 2015 Plan will not be implemented.

THE BOARD BELIEVES THAT PROPOSAL 2 IS IN THE COMPANY’S BEST INTERESTS AND IN THE BEST INTERESTS OF OUR STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” THE AMENDMENT TO OUR 2015 EQUITY INCENTIVE PLAN.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Whitley Penn LLP, independent registered public accounting firm, has been the independent registered public accounting firm of the Company since September 2006. The Board has recommended that the stockholders ratify the reappointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for the current year, Fiscal Year 2017.

A representative of Whitley Penn LLP is not expected to be present at the Meeting but will be available to respond to appropriate questions in writing.

Ratification by stockholders is not required. If Proposal 3 is not approved by the stockholders, the Board does not plan to change the appointment for Fiscal Year 2017 but will consider such vote in selecting our independent registered public accounting firm for Fiscal Year 2018.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 3.

Proposal 3 will be approved upon the affirmative vote of a majority in interest of shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on such proposal voting together.

REPORT OF THE AUDIT COMMITTEE

In fulfilling its oversight responsibility, the Audit Committee reviewed and discussed our audited 2016 year-end financial statements with management and with Whitley Penn, LLP, our independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16 Communications with Audit Committees. In addition, the Audit Committee received from the independent registered public accounting firm written disclosures and the letter required by the applicable standards of the PCAOB. The Audit Committee also discussed with the independent registered public accounting firm the auditors’ independence from management and the Company, including a review of audit and non-audit fees and the matters covered by the written disclosures and letter provided by the independent registered public accounting firm.

The Audit Committee discussed with Whitley Penn, LLP the overall scope and plans for the audit. The Audit Committee met with Whitley Penn, LLP to discuss the results of its audit and reviews, its evaluations of the Company and its personnel, our internal controls, and the overall quality of our financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee reviewed and recommended to the Board that our audited 2016 year-end financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the Securities and Exchange Commission.

The foregoing Audit Committee Report shall not be deemed to be “soliciting material” or to be filed with the SEC, nor shall such information be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

AUDIT COMMITTEE
Mark J. Alvino, Chairman
Todd Wider

INDEPENDENT AUDITOR FEES

The following table presents fees for professional audit services rendered by Whitley Penn LLP for the audit of our annual financial statements for the years ended December 31, 2016, and December 31, 2015, and fees billed for other services rendered by such firms during the respective periods.

Types of Fees	2016	2015
Audit Fees(1)	$124,000	$125,000
Audit-Related Fees(2)	$69,000	$65,000
Tax Fees	$0	$0
All Other Fees	$0	$0

(1)	Audit fees for 2016 and 2015 were for professional services rendered for the audit of our financial statements for the fiscal year and reviews of our quarterly financial statements included in our Form 10-Q filings.
(2)	Audit-related fees are for services related to our registration statements on Forms S-1, S-3, audit of Abeona Therapeutics LLC and other fees.

All decisions regarding the selection of an independent registered public accounting firm and approval of accounting services and fees are made by our Audit Committee in accordance with the provisions of the Sarbanes-Oxley Act of 2002 and related SEC rules.

The Audit Committee selected Whitley Penn LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. Whitley Penn LLP has served as Abeona’s independent registered public accounting firm since September 2006.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to the engagement with respect to such services. During 2016 the Chairman of the Audit Committee has been delegated the authority by the Audit Committee to pre-approve the engagement of the independent accountants with respect to such services when the entire committee is unable to do so. The Chairman of the Audit Committee approved 100% of the services listed under the preceding captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees.”

PROPOSAL 4

OTHER MATTERS

As of the date of this proxy statement, the Board has no knowledge of any matters to be presented for consideration at the Meeting other than those referred to above. If (i) any matters not within the knowledge of the Board as of the date of this proxy statement should properly come before the Meeting; (ii) a person not named herein is nominated at the Meeting for election as a director because a nominee named herein is unable to serve or for good cause will not serve; (iii) any proposals properly omitted from this proxy statement and the form of proxy, subject to applicable laws and our charter and by-laws, should come before the Meeting; or (iv) any matters should arise incident to the conduct of the Meeting, then the proxies will be voted by the persons named in the enclosed form of proxy, or their substitutes acting thereunder, in accordance with the recommendations of the Board, or, if no such recommendations are made, in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

The 2018 annual meeting of stockholders is expected to be held on or about May 11, 2018. The Board will make provisions for the presentation of proposals submitted by eligible stockholders who have complied with the relevant rules and regulations of the SEC as well as those contained in our charter and by-laws. These requirements are summarized above under the heading Nomination and Election of Directors. We must receive such proposals no later than December 13, 2017, to be considered for inclusion in our proxy statement relating to that meeting. Additionally, with respect to nominations and proposals not to be included in our proxy statement relating to that meeting, we must receive nominations for the election of directors not later than January 8, 2018, and March 7, 2018, for all other proposals.

STOCKHOLDERS SHARING AN ADDRESS OR HOUSEHOLD

Only one copy of our annual report and proxy statement is being delivered to multiple security holders sharing an address unless we have received instructions to the contrary from one or more of the stockholders.

We will deliver promptly upon written or oral request a separate copy of our annual report and proxy statement to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of our annual report and proxy statement, or if two stockholders sharing an address have received two copies of any of these documents and desire to only receive one, you may write Company, c/o Investor Relations, at our principal executive offices at 3333 Lee Parkway, Suite 600, Dallas, Texas 75219 or call the Company at 214-665-9495.

COST AND METHOD OF SOLICITATION

We will pay the cost of soliciting proxies. Proxies may be solicited on behalf of the Company by directors, officers or employees of Abeona in person or by telephone, facsimile or other electronic means. As required by the SEC, we also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our Common Stock.

FORM 10-K

Our annual report on Form 10-K for the 2016 fiscal year is available without charge to each stockholder, upon written request to the Company, c/o Investor Relations, at our principal executive offices at 3333 Lee Parkway, Suite 600, Dallas, Texas 75219 and is also available on our website at http://www.abeonatherapeutics.com under the heading “Investor Relations”.

FINANCIAL STATEMENTS

The financial statements and notes thereto for the year 2016, which are located in Item 8 of our Annual Report on Form 10-K for 2016, are incorporated into this proxy statement by reference together with Items 9 and 10 of our Annual Report on Form 10-K for the year 2016.

ANNUAL MEETING OF STOCKHOLDERS OF

ABEONA THERAPEUTICS INC.

Monday, May 15, 2017

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL
The Notice of Meeting, proxy statement and proxy card
are available at http://abeonatherapeutics.investorroom.com

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

(Please detach along perforated line and mail in the envelope provided)

THE BOARD RECOMMENDS A VOTE “FOR”
THE ELECTION OF THE DIRECTOR LISTED IN PROPOSAL 1,
“FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1. Election of one Class 1 Director for 3 Year Term.
☐ FOR NOMINEE	NOMINEE: Todd Wider, MD
☐ WITHHOLD AUTHORITY FOR NOMINEE

2. Proposal to amend our 2015 Equity Incentive Plan to increase the number of shares of our Common Stock authorized for issuance under the Plan from 8,000,000 shares to 10,000,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. Proposal to ratify the appointment of Whitley Penn LLP as our independent registered public accountant for the fiscal year ending December 31, 2018.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

PLEASE MARK, SIGN AND DATE BELOW AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Proxies will also be accepted by transmission of a facsimile provided that such facsimile contains sufficient information from which it can be determined that the transmission was authorized by the stockholder delivering such Proxy. Telegrams or cablegrams may be addressed to American Stock Transfer & Trust Company at the address appearing on the attached envelope or via telecopy at 718-765-8730.

Shares Held: _______

THIS PROXY IS SOLICITED ON BEHALF OF ABEONA THERAPEUTICS INC.’S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO BEING VOTED AT THE 2017 ANNUAL MEETING OF STOCKHOLDERS BY SUBMITTING ANOTHER PROXY BEARING A LATER DATE OR BY GIVING NOTICE IN WRITING TO OUR SECRETARY NOT LATER THAN THE DAY PRIOR TO THE MEETING.

Signature of Stockholder __________ Date ______ Signature of Stockholder __________ Date ______

NOTE:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ABEONA THERAPEUTICS INC.
3333 Lee Parkway, Suite 600, Dallas, Texas 75219

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder, having received the Notice of Annual Meeting of Stockholders and proxy statement dated April 10, 2017, and revoking any proxy heretofore given, hereby appoints Jeffrey B. Davis and Stephen B. Thompson, or either of them, proxies of the undersigned with full power of substitution, to cumulate votes and to vote all shares of Common Stock of Abeona Therapeutics Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held Monday, May 15, 2017 at 10:00 a.m., local time, at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, 45th Floor, New York, New York 10178, 212-309-6000, or any postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the Director nominee listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3.

In their discretion, the named proxies are authorized to vote on any other matters which may properly come before the Meeting or any postponement or adjournment thereof as set forth in the proxy statement.

(continued and to be signed on the reverse side)